Exhibit 99.1

China Armco Metals Approved for Listing on NYSE Amex

SAN MATEO, CA--(Marketwire – 02/09/2010) - China Armco Metals, Inc. (OTC.BB:CNAM), a distributor of imported metal ore with plans to launch a new state of the art scrap metal recycling facility in China, today announced that it has received approval to list its common stock on NYSE Amex.  The Company anticipates it will begin trading on NYSE Amex beginning Wednesday, February 10, 2010 under the symbol CNAM.

Commenting on the listing, Mr. Kexuan Yao, CEO and Chairman of China Armco Metals, Inc., stated, "We are extremely pleased to receive approval for listing from the NYSE Amex.  This is an important step in the growth of our company as we look to enhance our corporate visibility and strengthen our shareholder base.  We have worked hard to position our company to meet the stringent requirements of the exchange and are honored to join the NYSE Amex group of companies.   We are confident that this listing will significantly enhance our corporate image in the U.S. capital markets as we continue to grow our business in the coming years.”

About China Armco Metals, Inc.

China Armco Metals, Inc. is engaged in the sale and distribution of metal ore and non-ferrous metals throughout the PRC and is entering into  the metal recycling business through the construction of a facility on 22 acres of land capable of processing one million metric tons  of scrap metal on an annual basis. China Armco Metals maintains customers throughout China which include the fastest growing steel producing mills and foundries in the PRC. Raw materials are supplied from global suppliers in India, Hong Kong, Nigeria, Brazil, Turkey, the Philippines and Libya. China Armco Metals product lines include ferrous and non-ferrous ore; iron ore, chrome ore, nickel ore, copper ore, manganese ore and steel billet. Beginning in the fourth quarter of 2009, China Armco Metals expects to begin operations in its steel recycling and scrap metal recycling business. The recycling facility is expected to be capable of recycling one million metric tons of scrap metal per year which will position China Armco Metals as one of the top 10 largest recyclers of scrap metal in China. China Armco Metals estimates the recycled metal market as 70 million metric tons annually.

Safe Harbor Statement

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Armco Metals, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our ability to successfully complete construction of our proposed scrap steel recycling facility, or, even if constructed, our ability to operate the proposed recycling facility at expected capacity levels and at a profit.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2008.

Contact:

China Armco Metals, Inc.
Gary Liu
U.S. Representative
954-363-7333
ir@armcometals.com